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                                                                   EXHIBIT 10.33

                                  SALTON, INC.
                         2001 EMPLOYEE STOCK OPTION PLAN


THE PLAN. Salton, Inc. (the "Company") hereby establishes the Salton, Inc. 2001 Employee Stock Option Plan (the "Plan") as set forth in this document, as it may be amended from time to time. The Plan is effective as of the Effective Date.

         SECTION 1. PURPOSE. The purposes of the Plan are to encourage employees of the Company and its Affiliates to acquire a proprietary and vested interest in the growth and performance of the Company and to increase their incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of shareowners, and enhancing the ability of the Company and its Affiliates to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

         SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

         (a) "Affiliate" shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

         (b) "Alternative Tandem SAR" shall mean a SAR issued in connection with a related Option and (i) which is exercisable only within such time and to the extent that the related Option is exercisable, (ii) under which exercise of the SAR or applicable portion thereof will terminate the related Option or applicable portion thereof, and (iii) which will terminate upon and to the extent of exercise or termination of the related Option, except that an Alternative Tandem SAR granted with respect to less than the full number of Shares covered by the related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Alternative Tandem SAR.

         (c) "Award" shall mean any Option, SAR, Restricted Stock Award, Performance Share, Performance Unit, Other Stock Unit Award, or any other right, interest, or option relating to Shares granted pursuant to the provisions of the Plan.

         (d) "Award Agreement" shall mean the written agreement, contract, or other instrument or document by which every Award shall be evidenced.

         (e) "Board" shall mean the Board of Directors of the Company.

         (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (g) "Committee" shall mean the Compensation Committee of the Board.

         (h) "Company" shall mean Salton, Inc.


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         (i) "Cumulative Tandem SAR" shall mean a SAR issued in connection with a related Option and (i) which is exercisable only within such time and to the extent that the related Option is exercisable, (ii) which is exercised automatically upon and to the extent of exercise of the related Option, and
(iii) which provides payment in addition to the Shares delivered upon exercise of the related Option.

         (j) "Effective Date" means December 13, 2000 the date this Plan is adopted by the Board.

         (k) "Employee" shall mean any employee of the Company or of any Affiliate.

         (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (m) "Fair Market Value" shall mean, with respect to a Share, (i) the closing price of the Shares on the New York Stock Exchange, or any other national stock exchange on which the Shares are then traded, or if no such reported sale of Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Shares are not listed for trading on a national securities exchange or authorized for quotation on the NASDAQ Stock Market's National Market, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System or, if no such prices shall have been reported for such date, on the next preceding date for which such prices were so reported.

         (n) "Freestanding SAR" shall mean a SAR other than a Cumulative Tandem SAR or an Alternative Tandem SAR.

         (o) "Limited Right" shall mean an Alternative Tandem SAR which is exercisable only for a limited period after a Change in Control as provided in
Section 7(f).

         (p) "Mature Shares" shall mean Shares to which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

         (q) "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

         (r) "Optionee" shall mean any Participant to whom an Option has been granted under the Plan.

         (s) "Option Price" shall mean the per share purchase price of Shares subject to an Option.

         (t) "Other Stock Unit Award" shall mean any right granted to a Participant by the Committee pursuant to Section 10 hereof.

         (u) "Participant" shall mean an Employee who is selected by the Committee to receive an Award under the Plan.

         (v) "Performance Award" shall mean any Award of Performance Shares or Performance Units pursuant to Section 9 hereof.


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         (w) "Performance Period" shall mean that period established by the
Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

         (x) "Performance Share" shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

         (y) "Performance Unit" shall mean any grant pursuant to Section 9 hereof of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

         (z) "Permitted Transferee" shall mean any member of the Immediate Family of the Participant, any trust of which all of the primary beneficiaries are the Participant or members of the Immediate Family of a Participant, or any partnership of which all of the partners are the Participant or members of the Immediate Family of the Participant. For purposes of this definition, the "Immediate Family" of the Participant consists of the Participant's spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews.

         (aa) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

         (bb) "Reload Option" shall mean an Option granted pursuant to Section 6(k) hereof.

         (cc) "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

         (dd) "Restricted Stock Award" shall mean an Award of Restricted Stock pursuant to Section 8 hereof.

         (ee) "SAR" shall mean any right granted to a Participant pursuant to
Section 7 hereof to receive, upon exercise by the Participant, an amount equal to the number of Shares with respect to which the right is granted multiplied by the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right, at any time during a specified period before the date of exercise, over (ii) the grant price of the right as specified by the Committee.

         (ff) "Shares" shall mean shares of the common stock of the Company.

         (gg) "Tandem SAR" shall mean an Alternative Tandem SAR or a Cumulative Tandem SAR.


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         SECTION 3. ADMINISTRATION.

         (a) General. The Plan shall be administered by the Committee. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. The Committee may appoint agents (who may be employees of the Company) to assist in the administration of the Plan, and may authorize such persons to execute agreements or other documents on its behalf. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. All expenses incurred in the administration of the Plan, including for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member of the Committee shall be liable for any action or determination made with respect to the Plan or any Award.

         (b) Power and Authority of Committee. The Committee shall have full power and authority, in its sole discretion subject to the provisions of the Plan, to:

              (i) determine the Employees of the Company and its Affiliates to whom Awards may from time to time be granted hereunder;

              (ii) determine the type or types of Award to be granted to each Participant hereunder;

              (iii) determine the number of Shares or other amount to be covered by each Award granted hereunder, subject to the limitations of Section 4.

              (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder;

              (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended;

              (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

              (vii) determine the existence or nonexistence of any fact or status relevant to Awards or the rights of Participants thereunder, including without limitation whether a Termination of Employment occurs by reason of cause, retirement, death or disability;

              (viii) construe and interpret the Plan, any Award Agreement, and any other instrument or agreement entered into under the Plan;

              (ix) adjust performance award criteria or the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles;

              (x) make such other determinations and waive such requirements as may be required or permitted by Sections 6, 7, 8, 9, 10 and 11 or other provisions of the Plan;


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              (xi) administer the Plan and establish such rules and regulations, approve and prescribe such forms, and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

              (xii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect;

              (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

In making such determinations, the Committee may take into consideration the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its Affiliates and such other factors which the Committee may deem relevant in accomplishing the purposes of the Plan. The Committee's determinations under the Plan need not be uniform. The Committee may make such determinations selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Decisions of the Committee shall be final, conclusive and binding upon all Persons, including the Company, any Participant, any stockholder, and any employee of the Company or of any Affiliate.

         SECTION 4. SHARES SUBJECT TO THE PLAN.

         (a) Aggregate Limit. Subject to adjustment as provided in Section 15(h) a total of 900,000 Shares are reserved for grant pursuant to Awards under the Plan. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. Shares shall be charged against the foregoing limit upon the grant of each Award (other than a Performance Unit or Other Stock Unit not denominated in Shares) but if such Shares are thereafter forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares so forfeited or related to the terminated portion of such Award shall be restored to the foregoing limit and shall again be available for Awards under the Plan. If Shares are applied to pay the Option Price upon exercise of an Option or to pay federal, state and local taxes upon exercise of an Option or other receipt of payment under an Award, the Shares so applied shall be added to the foregoing limit and shall be available for Awards under the Plan.

         (b) Individual Annual Limits. Awards to any one individual in any one calendar year shall be subject to the following limits:

              (i) Options. The maximum number of Shares with respect to which Options may be granted during a calendar year to any Participant is 100,000 Shares; provided, however, that if Reload Options are granted, the limitation of this subsection shall be equal to the sum of 100,000 Shares plus the number of Shares subject to Reload Options granted to the Participant in such year, but in no event more than 200,000 Shares;

              (ii) SARs. The maximum number of SARs (other than Alternative Tandem SARs) that may be granted during a calendar year to any Participant is 100,000;

              (iii) Aggregate Options and SARs. The sum of the number of Shares with respect to which Options may be granted and the number of SARs (other than Alternative Tandem


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         SARs) that may be granted in total during a calendar year to any
         Participant is 100,000; provided, however, that if Reload Options are granted and if Cumulative Tandem SARs are granted with respect to the Reload Options, the limitation of this subsection shall be equal to the sum of 100,000 plus the number of Cumulative Tandem SARs granted with respect to Reload Options to the Participant in such year, but in no event more than 200,000;

              (iv) Other Share-Denominated Awards. The maximum number of Shares with respect to which Restricted Stock, Performance Shares, and Other Stock Units denominated in Shares in total may be granted during a calendar year to any Participant is 100,000 Shares;

              (v) Dollar-Denominated Awards. The maximum dollar amount of compensation that may be represented by Performance Units and Other Stock Units not denominated in Shares awarded during calendar year to any Participant is 150% of the Participant's annual base salary in effect on the date of the award multiplied by the number of years (and fractions thereof) in the Performance Period for Performance Units; and

              (vi) Alternative Tandem SARs. Alternative Tandem SARs shall be subject to the limit on the Shares covered by the Options to which the Alternative Tandem SARs relate.

         SECTION 5. ELIGIBILITY. The Committee may grant Awards to any Employee (excluding any member of the Committee), provided, that at least a majority of the shares of stock or shares of stock underlying options awarded pursuant to the Plan during the three-year period commencing on the date the Plan is adopted by the Company must be awarded to employees who are not officers or directors of the Company. An Employee may be granted more than one Award, but only on the terms and subject to the restrictions hereinafter set forth.

         SECTION 6. STOCK OPTIONS.

         (a) Issuance. The Committee may grant Options hereunder to Participants either alone or in addition to other Awards granted under the Plan. All Options shall be nonstatutory stock options.

         (b) Award Agreements. Any Option granted to a Participant under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The Committee may require that any Participant shall, as consideration for the grant of the Option, agree in writing to remain in the employ of the Company or of one of Affiliates, at the pleasure of the Company or of such Affiliate, for at least one (1) year from the date of the granting of such Option or until earlier termination of the Participant's employment effected or approved by the Company or by such Affiliate, in which event if the Participant violates such agreement, any Options still held by such person at the time of such violation shall automatically terminate. The Committee may waive this requirement in the case of any Participant. Any Option shall also be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

         (c) Date of Granting of Options. The date of grant of a Reload Option shall be determined in accordance with Section 6(j)(v). The date of grant of all other Options shall be the date designated by the Committee as the date of grant, provided that in no event shall the date of grant be earlier than the date on which the Committee approves the grant.


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         (d) Option Price. The Option Price per Share shall be determined by the
Committee in its sole discretion; provided that the Option Price shall not be less than 100% of the Fair Market Value of a Share on the date of the grant of the Option. The proceeds received by the Company from the sale of Shares subject to an Option shall be added to the general funds of the Company and used for its corporate purposes.

         (e) Option Period. The term of each Option shall be fixed by the Committee in its sole discretion and set forth in the Award Agreement, provided that the Option and any related SAR shall not be exercisable after the expiration of ten years from the date the Option was granted.

         (f) Exercisability. Options shall be exercisable either in full or in installments at such time or times as determined by the Committee at or subsequent to grant, and set forth in the Award Agreement; provided that the Committee may in its sole discretion subsequent to grant waive any restriction on the exercise of an Option.

         (g) Method of Exercise. An Option shall be exercised by the delivery to the Company (or an agent of the Company) during the period in which such Option is exercisable of (x) written notice of exercise in a form acceptable to the Committee for a specific number of Shares subject to the Option and (y) payment in full of the Option Price of such specific number of Shares. Payment for the Shares with respect to which an Option is exercised may be made by any one or more of the following means:

              (i) cash, negotiable personal check or electronic funds transfer;

              (ii) the Committee in its sole discretion may permit payment through tender of Mature Shares, valued at their Fair Market Value on the date of exercise; provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to such method of payment;

              (iii) the Committee in its sole discretion may permit payment by submitting acceptable certification to the Committee of the ownership of Mature Shares, valued at their Fair Market Value on the date of exercise; in which event the Shares issued to the Optionee for the portion of any Option so exercised shall not exceed the number of Shares covered by such portion of the Option less the number of Shares for which proof of ownership is submitted in full or partial payment; or

              (iv) the Committee in its sole discretion may permit payment through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Optionee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Committee, the amount of federal, state, local or foreign withholding taxes payable by Optionee by reason of such exercise.

         (h) Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

         (i) Discretionary Share Withholding. The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option by delivering Shares


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in payment of the exercise price, or an exercise of an SAR for stock, or upon the lapse of restrictions on Restricted Stock received upon the exercise of an Option (the date on which such exercise occurs or such restrictions lapse hereinafter referred to as the "Tax Date"), the Optionee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare ("FICA") taxes, up to the Optionee's marginal tax rate, by one or both of the following methods:

              (i) delivering part or all of the payment in previously-owned Mature Shares (which shall be valued at their Fair Market Value on the Tax Date);

                  (ii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option, upon exercise of an SAR for stock, or upon the lapse of restrictions on Restricted Stock, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld.

The Committee in its sole discretion may provide that the amount of tax withholding to be satisfied by withholding Shares from the Option exercise shall be the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law, or shall be the entire amount of taxes, including FICA taxes, required to be paid by Optionee under federal, state and local law. An election by Optionee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, cash must be delivered to satisfy all tax withholding requirements.

         (j) Reload Options. In connection with Options, including newly-granted Options or outstanding Options granted under the Plan, the Committee may provide that an Optionee has the right to a Reload Option, which except as otherwise provided by the Committee shall be subject to the following terms and conditions:

              (i) Grant of the Reload Option; Number of Shares, Price. Subject to paragraphs (ii) and (iii) of this subsection and to the availability of Shares to be optioned under the Plan, if a Participant has an Option (the "Original Option") with reload rights and pays the Option Price by surrendering Shares or certifying to the ownership of Shares, or if Shares are withheld or surrendered for tax withholding, the Participant shall receive a Reload Option for the number of Shares so surrendered, certified or withheld with an Option Price equal to the Fair Market Value of a Share on the date of the exercise of the Original Option.

              (ii) Minimum Purchase and Other Requirements. A Reload Option will be granted only if the exercise of the Original Option is an exercise of at least 25% of the total number of Shares granted under the original option (or an exercise of all the Shares remaining under the original option if less than 25% of the Shares remain to be exercised), and the Participant is an employee of the Company or an Affiliate on the date of exercise of the Original Option.

              (iii) Term of Option. The Reload Option shall expire on the same date as the Original Option.

              (iv) Date of Grant, Vesting. The date of grant of the Reload Option shall be the date of the exercise of the Original Option. The Reload Option shall be exercisable in full beginning one year from date of grant.


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              (v) Other Terms and Conditions. Except as otherwise provided in this subsection, all the provisions of the Plan shall apply to Reload Options.

         SECTION 7. STOCK APPRECIATION RIGHTS.

         (a) Issuance. The Committee may grant SARs hereunder to Participants either alone or in addition to other Awards granted under the Plan. Such SARs may, but need not, be Tandem SARs relating to a specific Option granted under
Section 6. Any Tandem SAR related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

         (b) Award Agreements. Any SAR granted to a Participant under the Plan shall be evidenced by an Award Agreement in such form as the Committee may approve (and which in the case of a Tandem SAR may be combined with the Award Agreement under which the related Option is granted) and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee.

         (c) Grant Price. The grant price of a SAR shall be determined by the Committee in its sole discretion; provided that the grant price shall not be less than the lesser of 100% of the Fair Market Value of a Share on the date of the grant of the SAR, or the Option Price under the Option to which the SAR relates.

         (d) Exercise and Payment. Upon the exercise of SARs, an Optionee shall be entitled to receive the value thereof. The Fair Market Value of a Share on the date of exercise of SARs shall be determined in the same manner as the Fair Market Value of a Share on the date of grant of an Option is determined. SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. Unless the Award Agreement provides otherwise or reserves to the Committee or the Participant or both the right to defer payment, the Company shall make payment in respect of any SAR within five (5) days of the date the SAR is exercised. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

         (e) Tandem SARs. Each Award Agreement evidencing Tandem SARs shall clearly identify the Options to which it relates and the Tandem SAR shall be subject to the following terms and conditions unless the Committee determines otherwise:

              (i) A Tandem SAR shall expire no later than the expiration of the related Option.

              (ii) A Tandem SAR shall be transferable only to the extent that the related Option is transferable pursuant to Section 12.

              (iii) A Tandem SAR shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and may be subject to further limitations on exercise as determined by the Committee.


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         (f) Grant of Limited Rights.

              (i) The Committee in its sole discretion may grant Limited Rights upon or after the grant of any Option under the Plan. Each Limited Right shall be identified with a share of Stock subject to an Option of the Optionee. The number of Limited Rights granted to a Optionee shall equal the number of Shares subject to the Option with which such Limited Rights are identified. Upon the exercise, expiration, termination, forfeiture, or cancellation of an Optionee's Option, the Optionee's associated Limited Rights shall terminate.

              (ii) Limited Rights shall become exercisable upon the occurrence of a Change of Control. Limited Rights shall be exercised by delivery to the Company, within 90 days after the date of such Change of Control, of written notice of intent to exercise specific Limited Rights. The exercise of Limited Rights shall result in the cancellation of the Option with which such Limited Rights are identified, to the extent of such exercise.

              (iii) The Company shall notify all Optionees of the occurrence of a Change of Control promptly after its occurrence, but any failure of the Company so to notify shall not deprive any Optionee of any rights accruing hereunder by virtue of a Change of Control. Any such failure of the Company shall, if an Optionee does not otherwise know of the Change of Control, automatically extend the 90-day period specified above until 90 days after the Company notifies such Optionee or such Optionee otherwise knows of the Change of Control, whichever first occurs, but in no event beyond the maximum term of the identified Option specified in the applicable Award Agreement.

              (iv) Within five business days after the exercise of any Limited Rights, the Company shall pay to the Optionee, in cash (except that the Committee may cause the Company to pay such amount in Shares if it determines that a payment in cash would cause transaction to be ineligible for pooling of interests accounting), an amount equal to the difference between (A) the Change of Control Value, and (B) the Option Price of the Option.

              (v) "Change of Control Value" shall mean the greater of (A) the highest Fair Market Value of a Share during the 180-day period preceding the date of the Company's receipt of notice of exercise of Limited Rights, or (B) the cash amount (or fair cash value, as determined by the Committee in its sole discretion, of consideration other than cash), payable in respect of a Share to holders of Shares in connection with the Change of Control.

         (g) Other Limitations. The Committee may at any time impose any other limitations upon the exercise of SARs which, in the Committee's sole discretion, are necessary or desirable in order to comply with Section 16(b) of the Exchange Act and the rules and regulations thereunder, or in order to obtain any exemption therefrom.

         SECTION 8. RESTRICTED STOCK.

         (a) Issuance. The Committee may issue Restricted Stock Awards hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The granting of Restricted Stock shall take place on the date the Committee determines to grant the Restricted Stock.

         (b) Registration. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock


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certificate is issued in respect of shares of Restricted Stock awarded under the
Plan, such certificate shall be registered in the name of the Participant, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, and shall be held in escrow by the Company. The Participant shall execute a stock power or powers assigning the Shares of Restricted Stock back to the Company, which stock powers shall be held in escrow by the Company and used only in the event of the forfeiture of any of the Shares of Restricted Stock.

         (c) Forfeiture. Except as otherwise determined by the Committee, no Restricted Stock shall become free of restrictions prior to the date of the first anniversary of the grant of the Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the Optionee promptly upon lapse of the period of forfeiture, as determined or modified by the Committee.

         (d) Share Withholding. The Committee in its sole discretion may provide that a Participant who recognizes income under the federal income tax by reason of the lapsing of restrictions on Shares of Restricted Stock may elect Share withholding pursuant to Section 6(j).

         SECTION 9. PERFORMANCE AWARDS.

         (a) Issuance. The Committee may issue Performance Awards hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. Except as provided in Section 13, Performance Awards will be paid only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

         (b) Performance Measures. Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section, the attainment of which shall determine the degree of payout and/or vesting with respect to Awards, the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following:

              (i) Earnings either in the aggregate or on a per-share basis, before or after taxes, before or after depreciation and amortization, and before or after interest expense;

              (ii) Net income (before or after taxes);

              (iii) Operating income;

              (iv) Cash flow;

              (v) Return measures (including return on assets, equity, or sales);

              (vi) Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

              (vii) Reductions in expense levels in each case where applicable determined either in a Company-wide basis or in respect of any one or more business units;

              (viii) Net economic value; or

              (ix) Economic value added

         The degree of attainment of the preestablished performance goals required for an Award and the amounts of Awards may not be adjusted after the Award is granted, except that the Committee may retain the discretion to decrease the amount of an Award.

         SECTION 10. OTHER STOCK UNIT AWARDS.

         (a) Stock and Administration. The Committee may grant other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Stock Unit Awards") hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees of the Company and its Affiliates to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards, which may include, without limitation, attainment of goals based upon the performance measures set forth in
Section 9(b). The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

         (b) Terms and Conditions. Subject to the provisions of this Plan and any applicable Award Agreement, Shares subject to Awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. Shares granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

         SECTION 11. TERMINATION OF EMPLOYMENT.

         Except as otherwise provided in this Section, all Awards not vested shall terminate upon a Participant's Termination of Employment. For purposes of this Section, a Participant's Termination of Employment occurs on the last day on which the Participant performs services for the Company or an Affiliate as an employee; or earlier on the date on which an Affiliate which employs the Participant ceases to be an Affiliate (unless the Participant continues to be employed by the Company or an Affiliate which continues to be an Affiliate).

         (a) Options and SARs.

                  (i) Except as otherwise provided in this Section, upon a Participant's Termination of Employment, all Options and SARs not vested and exercisable immediately before such Termination of Employment shall terminate and no Option or SAR may be exercised after such Termination of Employment.

                  (ii) If Termination of Employment occurs for a reason other than retirement, death, disability or cause, Options and SARS which were vested and exercisable immediately before such Termination of Employment shall remain exercisable for a period of 90 days following such Termination of Employment (but not for more than ten years from the grant date of the Option) and shall then terminate.

                  (iii) If Termination of Employment occurs by reason of retirement, death or disability, Options and SARS which were vested and exercisable immediately before such Termination of Employment shall remain exercisable for a period of one year following such Termination of Employment (but not for more than ten years from the grant date of the Option) and shall then terminate.

         (b) Restricted Stock. Except as otherwise provided in this Section, upon a Participant's Termination of Employment, all Shares of Restricted Stock still subject to restrictions shall be forfeited by the Participant (and the Participant shall sign any document and take any other action required to assign such Shares back to the Company) and reacquired by the Company.

         (c) Performance Awards:

                  (i) If Termination of Employment occurs during a Performance Period for a reason other than retirement, disability or death, all Performance Awards shall be forfeited upon such Termination of Employment.

                  (ii) If Termination of Employment occurs during a Performance Period by reason of retirement, disability or death, the Participant shall be entitled to payment at or after conclusion of the Performance Period in accordance with the terms of the Award of that portion of the Performance Award equal to the amount that would be payable if the Participant continued in employment for the remainder of the Performance Period multiplied by a fraction, the numerator of which is the number of days in the Performance Period preceding such Termination of Employment and the denominator of which is the total number of days in the Performance Period.

         (d) Waiver by Committee. Notwithstanding the foregoing provisions of this Section, the Committee may in its sole discretion as to all or part of any Award as to any Participant, at the time the Award is granted or thereafter, determine that Awards shall become exercisable or vested upon a Termination of Employment, determine that Awards shall continue to become exercisable or vested in full or in installments after Termination of Employment, extend the period for exercise of Options or SARs following Termination of Employment (but not beyond ten years from the date of grant of the Option or SAR), or provide that any Performance Award shall in whole or in part not be forfeited upon such Termination of Employment.

         SECTION 12. TRANSFERABILITY OF AWARDS

         (a) No Award shall be transferable by the Participant otherwise than upon death by will or under the applicable laws of descent and distribution; except that a Participant may, by written instrument in a manner specified by the Committee in the Award Agreement or thereafter, designate in writing a beneficiary to exercise an Option or otherwise receive payment under any Award after the death of the Participant. The Committee in its sole discretion may authorize the transfer of an Option for no consideration to a Permitted Transferee. If an Option is transferred under this Section, any Tandem SAR related to such Option shall be automatically transferred together with such Option.

         (b) Following the transfer of an Option to a Permitted Transferee, the Permitted Transferee shall have all of the rights and obligations of the Participant to whom the Option was granted and such Participant shall not retain any rights with respect to the transferred Option, except that (i) the payment of any tax attributable to the exercise of the Option shall remain the obligation of the Participant, and (ii) the period during which the Option shall become exercisable or remain exercisable under Section 11 shall depend on the employment status of the original Optionee.

         (c) If for any reason an Option or SAR is exercised by a person other than the original Participant, or payment or distribution under any other Award is to be made to a person other than the original Participant, the person exercising or receiving payment or distribution under such Award shall, as a condition to such exercise or receipt, supply the Committee with such evidence as the Committee may reasonably require to establish the identity of such person and such person's right to exercise or receive payment or distribution under such Award.

         (d) No Award shall be assigned, negotiated or pledged in any way (whether by operation of law or otherwise) except as permitted by Section 12(a), and no Award shall be subject to execution, attachment or similar process.

         SECTION 13. CHANGE IN CONTROL.

         (a) In order to maintain the Participants' rights in the event of any Change in Control of the Company, as hereinafter defined, the Committee, as constituted before such Change in Control, may, in its sole discretion, as to any Award, either at the time an Award is made hereunder or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date fixed by the Committee; (ii) provide for the purchase of any such Award with or without the Participant's consent for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable or exercisable or payable during a stipulated period prior to the Change of Control; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control. The Committee may, in its discretion, include such further provisions and limitations respecting a Change in Control in any Award Agreement as it may deem equitable and in the best interests of the Company.

         (b) A "Change in Control" shall be deemed to have occurred if:

                  (i) for any reason at any time less than seventy-five percent (75%) of the members of the Board shall be individuals who fall into any of the following categories: (A) individuals who were members of the Board on the Effective Date; or (B) individuals whose election, or nomination for election by the Company's stockholders (other than an election or nomination of an individual (an "Excluded Individual") whose initial assumption of office in connection with an actual or threatened "election contest" relating to the election of the directors of the Company

         (as such term is used in Rule 14a-11 under the Exchange Act), a "tender officer" (as such term is used in Section 14(d) of the Exchange Act) or a proposed transaction described in (iii) below) was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were members of the Board on the Effective Date; or
         (C) individuals (other than Excluded Individuals) whose election, or nomination for election, by the Company's stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were elected in the manner described in
         (A) or (B) above; or

                  (ii) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) or "group" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) shall have become after the Effective Date, according to a public announcement or filing, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
         Act), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more (calculated in accordance with Rule 13d-3) of the combined voting power of the Company's then outstanding voting securities; or

                  (iii) the stockholders of the Company shall have approved a merger, consolidation or dissolution of the Company, or a sale, lease, exchange or disposition of all or substantially all of the Company's assets, if persons who were the beneficial owners of the combined voting power of the Company's voting securities immediately before any such merger, consolidation, dissolution, sale, lease, exchange or disposition do not immediately thereafter beneficially own, directly or indirectly, in substantially the same proportions, more than 60% of the combined voting power of the corporation resulting from any such transaction.

         (c) Notwithstanding any other provision of the Plan to the contrary,
(i) in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Committee may take any action necessary to preserve the use of pooling of interests accounting, and
(ii) if the Committee determines, in its discretion exercised prior to a sale or merger of the Company (whether or not in connection with a Change in Control) that in the Committee's judgment is reasonably likely to occur, that the exercise of Awards would preclude the use of pooling-of-interests accounting ("pooling") after the consummation of such sale or merger and that such preclusion of pooling would have a material adverse effect on such sale or merger, the Committee may (A) unilaterally cancel such Awards prior to the sale or merger in consideration for reasonably equivalent value, (B) cause the Company to pay the benefit attributable to such Awards in the form of Shares if the Committee determines that such payment would not cause the transaction to become ineligible for pooling, (C) defer the payment, distribution or exercise date of any Award, or (D) substitute another form of Award of reasonably equivalent value; in each case to the extent that the Committee determines that such cancellation, payment, deferral or substitution would not cause the transaction to become ineligible for pooling; and only in each case to the minimum extent reasonably necessary to cause the transaction to become eligible for pooling.

         SECTION 14. AMENDMENTS AND TERMINATION. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Award theretofore granted without the Participant's consent except as required to comply with securities, tax or other laws.

         The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall adversely affect the rights of any Participant without the Participant's consent, except as provided in subsection 9(b) or subsection 12(c) or except as required to comply with securities, tax or other laws. The Committee may also substitute new Awards for Awards previously granted to Participants, including without limitation previously granted Options having higher Option prices.

         SECTION 15.  GENERAL PROVISIONS.

         (a) The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that in no event shall the term of any Option or any SAR exceed a period of ten (10) years from the date of its grant.

         (b) No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

         (c) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless the Committee shall have executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Participant.

         (d) Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant any right with respect to continuance of employment by the Company or its Affiliates, nor interfere in any way with the right of the Company or its Affiliates to terminate the Participant's employment or change the Participant's compensation at any time.

         (e) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (f) Receipt of an Option or other Award shall not entitle any Participant (or Permitted Transferee) to any rights as a shareholder of the Company unless and until such Option has been exercised or such other Award shall have been paid and the Shares purchased or paid thereunder shall have been duly issued and recorded in the name of the Participant (or Permitted Transferee) on the stock transfer books of the Company; provided, however, that:

                  (i) Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, dividends with respect to the number of Shares covered by the Award or interest on the amount of an Award not denominated in Shares as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested; and

                  (ii) The recipient of a Restricted Stock Award shall be entitled to all rights of a shareholder of the Company upon issuance of such Restricted Stock pursuant to Section 8(b) except to the extent otherwise provided in the restrictions or other provisions of the Award Agreement pursuant to which such Restricted Stock Award is made.

         (g) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

         (h) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, spin-off or other change in corporate structure affecting the Shares, such adjustment shall be made in the aggregate number and class of Shares which may be delivered under the Plan, in the number, class and option price of Shares subject to outstanding Options granted under the Plan, and in the value of, or number or class of Shares subject to, Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of Shares subject to any Award shall always be a whole number. The grant of Awards stock pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge or to consolidate or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

         (i) The Company shall be authorized to withhold from any Award granted or payment due under the Plan or any other amount owing from the Company to the Participant (whether or not for payment of compensation) the amount of withholding taxes due with respect to an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company shall also be authorized to accept the delivery of shares by a Participant in payment for the withholding of federal, state and local taxes up to the Participant's marginal tax rates.

         (j) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements.

         (k) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

         (l) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

         (m) All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company. Successor is the result of a direct or indirect merger, consolidation, or otherwise of all the business of the Company.

         (n) The adoption of this Plan shall not be construed to amend or terminate the Company's 1995 Employee Stock Option Plan, 1998 Stock Option Plan or 1999 Employee Stock Option Plan (the "Prior Plans") or any outstanding option or other award thereunder; and the aggregate number of Shares available under
Section 4 of the Plan shall not be increased or reduced by Shares available under the Prior Plans as of the Effective Date.

         SECTION 16. TERM OF PLAN. No Award shall be granted pursuant to the Plan after 10 years from the Effective Date, but any Award theretofore granted may extend beyond that date.

         This Plan is adopted this 13th day of December, 2000. In witness whereof, the Company has caused this Plan to be executed by a duly authorized officer.

                                            SALTON, INC.


                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------